DYNEGY ANNOUNCES THIRD QUARTER 2008 FINANCIAL RESULTS

•	Adjusted EBITDA of $268 million down 23 percent period-over-period due to mild summer weather reducing sales volumes and compressing realized spark spreads
•	Net income of $605 million primarily reflects $542 million in mark-to-market gains
•	Strong financial profile currently includes:
o	Liquidity of approximately $2.0 billion
o	Cash on hand of $855 million
o	No significant debt maturities before 2011
•	Company reduces 2008 guidance estimates primarily to reflect milder weather and compressed spreads

HOUSTON (November 6, 2008) – Dynegy Inc. (NYSE: DYN) today announced that Adjusted EBITDA for the third quarter 2008 was $268 million, compared to $348 million for the third quarter 2007. The company also reported net income of $605 million for the third quarter 2008, compared to net income of $220 million for the third quarter 2007. This increase in net income was primarily driven by mark-to-market gains of $889 million ($542 million after tax), compared to mark-to-market gains of $20 million ($12 million after tax) in the third quarter 2007. Market prices for power decreased during the third quarter 2008, which created mark-to-market gains relating to certain forward power sales. Power generation volumes were lower period-over-period primarily due to milder than normal summer weather in the Midwest and compressed spark spreads in the Northeast and West. Net income for the third quarter 2007 included $124 million for discontinued operations primarily related to the gain on the sale of the CoGen Lyondell facility.

“During the third quarter, a significant portion of our operating regions experienced mild weather conditions that resulted in lower sales volumes and lower margins,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc. “Despite this weather-based reduction in our commercial results, our operations group delivered a strong performance with in-market availability of 95 percent for our baseload fleet, demonstrating our focus on safe, reliable and economic operations.

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Dynegy Announces Third Quarter 2008 Financial Results

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“While the power sector as a whole has been impacted by the turbulent market conditions, we took actions in advance of the current credit crisis to strengthen our balance sheet,” Williamson added. “Today, our financial platform is marked by available liquidity of approximately $2 billion, a bank facility that extends to 2012 and no significant bond maturities until 2011. With no need to access the capital markets, we can concentrate on the operational and commercial aspects of our business. This financial differentiation, which includes the comparatively low, largely fixed costs of our Powder River Basin coal and rail transportation contracts for our Midwest fleet, positions us well to serve our markets and deliver value to investors over the longer term.”

A comparison of the company’s third quarter results period-over-period is set forth in the table below (in millions of dollars, except per share amounts). The non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are used by management to evaluate Dynegy’s business on an ongoing basis. Definitions, purposes and uses of such non-GAAP measures are included in Item 2.02 to our Current Report on Form 8-K filed with the SEC on November 6, 2008, which is available on the company’s website at www.dynegy.com. Reconciliations of these measures to the most directly comparable GAAP measures are included in the accompanying schedules to this news release.

	Three Months Ended	Three Months Ended
	09/30/2008	09/30/2007
	(unaudited)	(unaudited)

Basic Earnings Per Share	$0.72	$0.26
Diluted Earnings Per Share	$0.72	$0.26

Net Income	$605	$220
Add Back:
Income Tax Expense	414	152
Interest Expense	105	117
Depreciation and Amortization Expense	91	92
EBITDA	1,215	581

Plus / (Less):
Gain on Sale of Rolling Hills	(57)	—
Gain on Sale of Sandy Creek Ownership
Interest	—	(12)
Legal and Settlement Charge	—	16
EBITDA from Discontinued Operations	(1)	(217)
Mark-to-Market Gains, Net	(889)	(20)
Adjusted EBITDA	$268	$348

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Dynegy Announces Third Quarter 2008 Financial Results

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Power Generation

Dynegy’s diversified power generation business includes three business segments: the Midwest, with approximately 8,400 megawatts of generation capacity; the West, with approximately 6,100 megawatts of generation capacity; and the Northeast, with approximately 3,800 megawatts of generation capacity.

Adjusted EBITDA from the power generation segments was $306 million for the third quarter 2008, compared to $379 million for the third quarter 2007. Management does not allocate interest expense and income taxes on a segment level and therefore uses operating income as the most directly comparable GAAP measure. Operating income from the power generation segments, which includes $889 million of mark-to-market gains in 2008, was $1.17 billion for the third quarter 2008, compared to $310 million for the third quarter 2007.

The following factors influenced the quarter’s results as compared to the third quarter 2007. Please read the accompanying schedules to this news release for additional information.

•

Midwest –Decreased volumes primarily driven by lower off-peak demand due to mild temperatures period-over-period; results also negatively impacted by a wider basis between liquid market and power delivery point prices.

•	West – Decreased volumes and compressed spark spreads.
•	Northeast – Decreased volumes and compressed spark spreads.

Adjusted Cash Flow from Operations for generation was $764 million for the nine months ended September 30, 2008, while maintenance and environmental capital expenditures were $83 million and $171 million, respectively. Adjusted Cash Flow from Operations for generation was $736 million for the nine months ended September 30, 2007, while maintenance and environmental capital expenditures were $75 million and $60 million, respectively. Adjusted Free Cash Flow from the power generation business was $510 million for the nine months ended September 30, 2008, as compared to $601 million for the nine months ended September 30, 2007.

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Dynegy Announces Third Quarter 2008 Financial Results

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On a GAAP basis, Cash Flow from Operations for generation was $757 million for the nine months ended September 30, 2008, and $736 million for the nine months ended September 30, 2007. Net cash used in investing activities was $108 million for the nine months ended September 30, 2008, and $503 million for the nine months ended September 30, 2007. Net cash provided by financing activities was $133 million for the nine months ended September 30, 2008, and $404 million for the nine months ended September 30, 2007.

Other

Other primarily consists of results from the company’s former Customer Risk Management business and general and administrative expenses, partially offset by interest income. In Other, the company reported a $38 million Adjusted loss before interest, taxes and depreciation and amortization ($51 million operating loss) during the third quarter 2008, compared to an Adjusted loss of $31 million ($63 million operating loss) during the third quarter 2007. The increased Adjusted loss before interest, taxes and depreciation and amortization in the third quarter 2008 was primarily related to a reduction in interest income as a result of lower interest rates. The decrease in operating loss during the third quarter 2008 can be attributed to lower legal and settlement charges in 2008, partially offset by the previously mentioned reduction in interest income during the third quarter 2008.

Consolidated Interest Expense and Taxes

The company’s interest expense totaled $105 million for the third quarter 2008, compared to $117 million for the third quarter 2007. The lower interest expense in 2008 was primarily due to lower interest rates. The third quarter 2008 income tax expense from continuing operations was $413 million, compared to an income tax expense from continuing operations of $59 million for the third quarter 2007.

Liquidity

As of September 30, 2008, Dynegy’s liquidity was approximately $1.930 billion. This consisted of $750 million in cash on hand and approximately $1.180 billion in unused availability under the company’s credit facility.

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Dynegy Announces Third Quarter 2008 Financial Results

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As of November 3, 2008, liquidity increased to approximately $2.024 billion, which consisted of $855 million in cash on hand and approximately $1.169 billion in unused availability under the company’s credit facility.

Cash Flow

Adjusted Cash Flow from Operations totaled an inflow of $421 million for the nine months ended September 30, 2008. There was a cash inflow of $764 million from the power generation business, offset by outflows of $343 million in Other resulting primarily from interest payments and general and administrative expenses.

For the nine months ended September 30, 2008, Dynegy’s Adjusted Free Cash Flow was an inflow of $156 million. Capital expenditures included maintenance and environmental capital expenditures of $94 million and $171 million, respectively, the latter of which reflects the company’s continuing investment in environmental upgrades.

For the nine months ended September 30, 2007, Dynegy’s Adjusted Free Cash Flow was an inflow of $231 million. This consisted of Adjusted Cash Flow from Operations of $377 million, offset by maintenance and environmental capital expenditures of $86 million and $60 million, respectively.

Net cash provided by operating activities for the nine months ended September 30, 2008 and September 30, 2007 was $397 million and $366 million, respectively. Net cash used in investing activities for the nine months ended September 30, 2008 and September 30, 2007 was $108 million and $503 million, respectively. Net cash provided by financing activities for the nine months ended September 30, 2008 and September 30, 2007 was $133 million and $404 million, respectively.

2008 Guidance Estimates

Guidance estimates have been reduced from the previous guidance presented on August 7, 2008, largely to reflect the following:

•	Relating to the Midwest segment, decreased runtimes due to milder than normal summer weather;
•	Relating to the West segment, Dynegy’s share of losses on Sandy Creek interest rate swaps, as well as reduced resource adequacy payments; and
•	Relating to the Northeast segment, increased South American coal costs and compressed spark spreads that limited the runtimes of combined-cycle units.

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Dynegy Announces Third Quarter 2008 Financial Results

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These reductions were partially offset by reduced spending related to the development joint venture.

The new estimates, which are all down $115 million from the company’s previous estimates, are:

•	$840 million of Adjusted EBITDA;
•	$395 million of Adjusted Cash Flow from Operations; and
•	$25 million of Adjusted Free Cash Flow.

The new estimates for the most directly comparable measures on a GAAP basis are:

•	$195 million of net income;
•	$370 million of cash flow from operations;
•	$(170) million of net cash used in investing activities; and
•	$150 million of net cash provided by financing activities.

Today’s 2008 estimates reflect quoted forward commodity price curves as of October 7, 2008. These estimates also reflect assumptions regarding, among other things, sales volumes, fuel costs and other operational activities.

Investor Conference Call/Web Cast

Dynegy will discuss its third quarter 2008 financial results during an investor conference call and web cast today, November 6, 2008, at 9 a.m. ET/8 a.m. CT. Participants may access the web cast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets. The power generation portfolio consists of more than 18,000 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil. DYNC

Certain statements included in this news release are intended as “forward-looking statements.” These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning: Market trends; basis differentials and the causes of them; the timing of any projects and their impacts on Dynegy’s earnings; and Dynegy’s estimated financial results for 2008. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates, and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed. Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

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Dynegy Announces Third Quarter 2008 Financial Results

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Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. Specifically, Dynegy cautions that: Current conditions in the credit and equity markets may affect our abilities to transact or the execution of our business strategies; market fundamentals and trends may not be to Dynegy’s benefit or as Dynegy anticipates and may result in further mark-to-market losses, narrowing spark spreads and further challenges related to basis differentials; the market fundamentals and regulatory construct may change such that Dynegy’s business prospects and financial results are further negatively impacted; the slowing economy or an increase in available power may result in supply being higher than demand; Dynegy’s asset base may not perform at the level anticipated; changes in commodity prices for fuel and power may negatively impact Dynegy; our commercial strategy may worsen the mark-to-market impacts and result in a less efficient deployment of our resources; and uncertainties exist regarding environmental regulations, litigation and other legal, legislative or regulatory developments and their potential impacts on Dynegy’s businesses. More information about the risks and uncertainties relating to these forward-looking statements are found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2007, its amended Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2008, its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2008 and September 30, 2008 and its Current Reports, all of which are available free of charge on the SEC’s web site at http://www.sec.gov or on Dynegy’s website at http://www.dynegy.com in the Investor Relations section. Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

DYNEGY INC.
REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2008	2007	2008	2007

Revenues	$1,886	$1,046	$2,754	$2,379
Cost of sales	(558)	(535)	(1,465)	(1,144)
Operating and maintenance expense, exclusive of depreciation and amortization shown separately below	(130)	(114)	(367)	(334)
Depreciation and amortization expense	(91)	(92)	(277)	(232)
Gain on sale of assets	57	4	83	4
General and administrative expenses	(48)	(62)	(126)	(163)

Operating income	1,116	247	602	510

Earnings (losses) from unconsolidated investments	(5)	8	(17)	6
Interest expense	(105)	(117)	(322)	(268)
Other income and expense, net	12	17	49	26

Income from continuing operations before income taxes	1,018	155	312	274

Income tax expense	(413)	(59)	(131)	(95)

Income from continuing operations	605	96	181	179

Income from discontinued operations, net of tax	—	124	—	131

Net income	$605	$220	$181	$310

Basic earnings per share:
Income from continuing operations (1)	$0.72	$0.11	$0.22	$0.25
Income from discontinued operations	—	0.15	—	0.18

Basic earnings per share	$0.72	$0.26	$0.22	$0.43

Diluted earnings per share:
Income from continuing operations (1)	$0.72	$0.11	$0.22	$0.25
Income from discontinued operations	—	0.15	—	0.18

Diluted earnings per share	$0.72	$0.26	$0.22	$0.43

Basic shares outstanding	837	836	837	721
Diluted shares outstanding	839	838	839	723

(1)	A reconciliation of basic earnings per share from continuing operations to diluted earnings per share from continuing operations is presented below.

	Three Months Ended September 30,		Nine Months Ended September 30,

	2008	2007	2008	2007

Income from continuing operations for basic and diluted earnings per share	$605	$96	$181	$179

Basic weighted-average shares	837	836	837	721

Effect of dilutive securities:
Stock options and restricted stock	2	2	2	2

Diluted weighted-average shares	839	838	839	723

Earnings per share from continuing operations:
Basic	$0.72	$0.11	$0.22	$0.25

Diluted	$0.72	$0.11	$0.22	$0.25

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net income					$605
Add back:
Income tax expense					414
Interest expense					105
Depreciation and amortization expense					91

EBITDA (1)	$807	$229	$217	$(38)	$1,215
Plus / (Less):
Gain on sale of Rolling Hills (2)	(57)	—	—	—	(57)
EBITDA from discontinued operations	—	(1)	—	—	(1)
Mark-to-market gains, net	(568)	(146)	(175)	—	(889)

Adjusted EBITDA (1)	$182	$82	$42	$(38)	$268

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on November 6, 2008 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$757	$206	$204	$(51)	$1,116
Losses from unconsolidated investments	—	(5)	—	—	(5)
Other items, net	1	1	(1)	11	12
Depreciation and amortization expense	49	26	14	2	91

EBITDA from continuing operations	807	228	217	(38)	1,214
EBITDA from discontinued operations (3)	—	1	—	—	1

EBITDA (1)	$807	$229	$217	$(38)	$1,215

(2)

We recognized a pre-tax gain of approximately $57 million ($32 million after-tax) on the sale of our Rolling Hills power generation facility. This gain is included in Gain on sale of assets on our Reported Unaudited Condensed Consolidated Statement of Operations.

(3)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$1
Income tax expense from discontinued operations	(1)

Income from discontinued operations, net of tax	$—

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED SEPTEMBER 30, 2007
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net Income					$220
Add back:
Income tax expense					152
Interest expense					117
Depreciation and amortization expense					92

EBITDA (1)	$191	$369	$64	$(43)	$581
Plus / (Less):
Gain on sale of Sandy Creek ownership interest (2)	—	(12)	—	—	(12)
Legal and settlement charge (3)	—	—	—	16	16
EBITDA from discontinued operations	—	(213)	—	(4)	(217)
Mark-to-market losses (gains), net	29	(68)	19	—	(20)

Adjusted EBITDA (1)	$220	$76	$83	$(31)	$348

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on November 6, 2008 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER (3)	Total

Operating income (loss)	$139	$119	$52	$(63)	$247
Earnings (losses) from unconsolidated investments	—	12	—	(4)	8
Other items, net	1	—	—	16	17
Depreciation and amortization expense	51	25	12	4	92

EBITDA from continuing operations	191	156	64	(47)	364
EBITDA from discontinued operations (4)	—	213	—	4	217

EBITDA (1)	$191	$369	$64	$(43)	$581

(2)

We recognized equity earnings of approximately $12 million ($8 million after-tax) on the sale of a 12.5% undivided interest in the Sandy Creek Project. This gain is included in Earnings (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(3)

We recognized a pre-tax charge of approximately $16 million ($10 million after-tax) related to a legal and settlement charge. This charge is included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$217
Income tax expense from discontinued operations	(93)

Income from discontinued operations, net of tax	$124

The pre-tax income of approximately $217 million ($124 million after-tax) related to discontinued operations consists primarily of a $210 million pre-tax ($110 million after-tax) gain associated with the sale of our CoGen Lyondell power generation facility to EnergyCo LLC (“EnergyCo”), a joint venture between PNM Resources and a subsidiary of Cascade Investment, LLC.

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net income					$181
Add back:
Income tax expense					131
Interest expense					322
Depreciation and amortization expense					277

EBITDA (1)	$685	$201	$87	$(62)	$911
Plus / (Less):
Gain on sale of Rolling Hills (2)	(57)	—	—	—	(57)
Release of state franchise tax and sales tax liabilities (3)	—	—	—	(16)	(16)
Gain on sale of NYMEX shares (4)	—	—	—	(15)	(15)
Gain on sale of Sandy Creek ownership interest (5)	—	(13)	—	—	(13)
Gain on sale of Oyster Creek ownership interest (6)	—	(11)	—	—	(11)
Mark-to-market losses (gains), net	(89)	(44)	9	—	(124)

Adjusted EBITDA (1)	$539	$133	$96	$(93)	$675

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on November 6, 2008 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$528	$128	$41	$(95)	$602
Losses from unconsolidated investments	—	(7)	—	(10)	(17)
Other items, net	3	5	5	36	49
Depreciation and amortization expense	154	75	41	7	277

EBITDA (1)	$685	$201	$87	$(62)	$911

(2)

We recognized a pre-tax gain of approximately $57 million ($32 million after-tax) on the sale of our Rolling Hills power generation facility. This gain is included in Gain on sale of assets on our Reported Unaudited Condensed Consolidated Statement of Operations.

(3)

We recognized income related to a release of approximately $16 million ($10 million after-tax) in state franchise tax and sales tax liabilities. This income is included in Operating and maintenance expense on our Reported Unaudited Condensed Consolidated Statement of Operations.

(4)

We recognized a pre-tax gain of approximately $15 million ($9 million after-tax) on the sale of our NYMEX shares and two membership seats. This gain is included in Gain on sale of assets on our Reported Unaudited Condensed Consolidated Statement of Operations.

(5)

We recognized equity earnings of approximately $13 million ($8 million after-tax) on the sale of an approximate 11% undivided interest in the Sandy Creek Project. This gain is included in Earnings (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statement of Operations.

(6)

We recognized a pre-tax gain of approximately $11 million ($7 million after-tax) on the sale of our beneficial interest in Oyster Creek. This gain is included in Gain on sale of assets on our Reported Unaudited Condensed Consolidated Statement of Operations.

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DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2007
(UNAUDITED) (IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Net Income					$310
Add back:
Income tax expense					192
Interest expense (4)					268
Depreciation and amortization expense					237

EBITDA (1)	$534	$384	$178	$(89)	$1,007
Plus / (Less):
Legal and settlement charges (2)	—	—	—	37	37
Illinois rate relief (3)	25	—	—	—	25
Minority interest in change in fair value of interest rate swaps (4)	9	—	—	—	9
Gain on sale of Sandy Creek ownership interest (5)	—	(12)	—	—	(12)
Settlement of Kendall toll (6)	—	—	—	(31)	(31)
EBITDA from discontinued operations	—	(218)	—	(15)	(233)
Mark-to-market gains, net	(6)	(35)	(13)	—	(54)

Adjusted EBITDA (1)	$562	$119	$165	$(98)	$748

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on November 6, 2008 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$399	$105	$148	$(142)	$510
Earnings (losses) from unconsolidated investments	—	12	—	(6)	6
Other items, net	(8)	—	—	34	26
Depreciation and amortization expense	143	49	30	10	232

EBITDA from continuing operations	534	166	178	(104)	774
EBITDA from discontinued operations (7)	—	218	—	15	233

EBITDA (1)	$534	$384	$178	$(89)	$1,007

(2)

We recognized pre-tax charges of approximately $37 million ($23 million after-tax) related to legal and settlement charges. These charges are included in General and administrative expenses on our Reported Unaudited Condensed Consolidated Statements of Operations.

(3)

We recognized a pre-tax charge of approximately $25 million ($16 million after-tax) related to the Illinois rate relief settlement. This charge is included in Cost of sales on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)

We recognized a pre-tax gain of approximately $30 million ($19 million after-tax) primarily related to the change in fair value of Plum Point and LS Power interest rate swaps. This gain consists of $27 million mark-to-market income related to interest rate swap agreements associated with the Plum Point Term Facility, as well as $12 million income related to the termination of interest rate hedges included in Interest expense on our Reported Unaudited Condensed Consolidated Statements of Operations. These gains are partially offset by $9 million minority interest expense included in Other income and expense, net on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)

We recognized equity earnings of approximately $12 million ($8 million after-tax) on the sale of a 12.5% undivided interest in the Sandy Creek Project. This gain is included in Earnings (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(6)

We recognized a pre-tax gain of approximately $31 million ($20 million after-tax) related to the Kendall toll settlement. This gain is included in Revenues on our Reported Unaudited Condensed Consolidated Statements of Operations.

(7)	A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations	$233
Depreciation and amortization expense from discontinued operations	(5)
Income tax expense from discontinued operations	(97)

Income from discontinued operations, net of tax	$131

The pre-tax income of approximately $228 million ($131 million after-tax) related to discontinued operations consists primarily of a $210 million pre-tax ($110 million after-tax) gain associated with the sale of our CoGen Lyondell power generation facility to EnergyCo LLC (“EnergyCo”), a joint venture between PNM Resources and a subsidiary of Cascade Investment, LLC.

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DYNEGY INC.
SUMMARY CASH FLOW INFORMATION (1)
(UNAUDITED) (IN MILLIONS)

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007

	GEN	OTHER	Total	GEN	OTHER	Total

Adjusted EBITDA (2)	$768	$(93)	$675	$846	$(98)	$748
Interest payments	—	(245)	(245)	—	(209)	(209)
Cash taxes	—	(12)	(12)	—	(10)	(10)
Collateral (3)	(61)	—	(61)	(72)	1	(71)
Working capital / non-cash adjustments / other changes	57	7	64	(38)	(43)	(81)

Adjusted Cash Flow from Operations (4)	764	(343)	421	736	(359)	377
Maintenance capital expenditures	(83)	(11)	(94)	(75)	(11)	(86)
Environmental capital expenditures	(171)	—	(171)	(60)	—	(60)

Adjusted Free Cash Flow (4)	$510	$(354)	$156	$601	$(370)	$231

Net cash used in Investing Activities			$(108)			$(503)

Net cash provided by Financing Activities			$133			$404

(1)	This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.

(2)

Adjusted EBITDA is a non-GAAP financial measure. Please refer to Item 2.02 of our Form 8-K filed on November 6, 2008 for definitions, utility and uses of such non-GAAP financial measure. Please see Reported Segmented Results of Operations for the nine months ended September 30, 2008 and 2007 for a reconciliation of Adjusted EBITDA to Net Income.

(3)	Collateral includes the effect of cash inflows and outflows arising from the daily settlements of our exchange-traded or brokered commodity futures positions held with our futures clearing manager.

(4)

Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on November 6, 2008 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	Nine Months Ended September 30, 2008			Nine Months Ended September 30, 2007

	GEN	OTHER	Total	GEN	OTHER	Total

Cash Flow from Operations	$757	$(360)	$397	$736	$(370)	$366
Legal and regulatory payments	7	17	24	—	11	11

Adjusted Cash Flow from Operations	764	(343)	421	736	(359)	377
Maintenance capital expenditures	(83)	(11)	(94)	(75)	(11)	(86)
Environmental capital expenditures	(171)	—	(171)	(60)	—	(60)

Adjusted Free Cash Flow	$510	$(354)	$156	$601	$(370)	$231

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DYNEGY INC.
OPERATING DATA

	Three Months Ended September 30,		Nine Months Ended September 30,

	2008	2007	2008	2007

GEN - MW
Million Megawatt Hours Generated	7.2	7.5	18.5	19.1
In Market Availability for Coal Fired Facilities (1)	95%	94%	89%	93%
Average Capacity Factor for Combined Cycle Facilities (2)	28%	33%	17%	25%
Average Actual On-Peak Market Power Prices ($/MWh) (3):
Cinergy (Cin Hub)	$74	$64	$73	$62
Commonwealth Edison (NI Hub)	$73	$61	$72	$59
PJM West	$95	$75	$91	$72
Average On-Peak Market Spark Spreads ($/MWh) (4):
PJM West	$27	$28	$17	$17

GEN - WE
Million Megawatt Hours Generated (5) (6)	4.2	5.2	8.9	8.0
Average Capacity Factor for Combined Cycle Facilities (2)	66%	77%	47%	63%
Average Actual On-Peak Market Power Prices ($/MWh) (3):
North Path 15 (NP 15)	$86	$69	$88	$66
Palo Verde	$81	$69	$81	$63
Average On-Peak Market Spark Spreads ($/MWh) (4):
North Path 15 (NP 15)	$25	$24	$20	$16
Palo Verde	$20	$26	$15	$15

GEN - NE
Million Megawatt Hours Generated	2.2	3.2	5.7	7.0
In Market Availability for Coal Fired Facilities (1)	93%	92%	92%	90%
Average Capacity Factor for Combined Cycle Facilities (2)	29%	54%	25%	35%
Average Actual On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$113	$78	$111	$83
New York - Zone A	$76	$64	$73	$62
Mass Hub	$95	$71	$100	$76
Average On-Peak Market Spark Spreads ($/MWh) (4):
New York - Zone A	$10	$19	$2	$11
Mass Hub	$28	$24	$25	$20
Fuel Oil	$(60)	$(26)	$(45)	$(9)

Average Natural Gas Price - Henry Hub ($/MMBtu) (7)	$9.10	$6.15	$9.67	$6.95

(1)	Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2)	Reflects actual production as a percentage of available capacity.

(3)	Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices realized by the Company.

(4)

Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to the Company.

(5)

Includes our ownership percentage in the MWh generated by our GEN-WE investment in the Black Mountain power generation facility for the three and nine months ended September 30, 2008 and 2007, respectively.

(6)

Excludes approximately 0.3 million MWh and 1.8 million MWh generated for our CoGen Lyondell power generation facility, which we sold in August 2007, for the three and nine months ended September 30, 2007, respectively and less than 0.1 million MWh generated by our Calcasieu power generation facility, which we sold on March 31, 2008, for the three months ended September 30, 2007 and for the nine months ended September 30, 2008 and 2007, respectively.

(7)	Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by the Company.

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DYNEGY INC.
2008 EARNINGS ESTIMATES (1)
(IN MILLIONS)

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	Total GEN	OTHER	Total

Net Income						$195
Add back:
Income tax expense						120
Interest expense						430
Depreciation and amortization expense						380

EBITDA (2)	$832	$229	$137	$1,198	$(73)	$1,125
Plus / (Less):
Release of state franchise tax and sales tax liabilities	—	—	—	—	(16)	(16)
Gain on liquidation of foreign entity	—	—	—	—	(26)	(26)
Gain on sale of NYMEX shares	—	—	—	—	(15)	(15)
Gain on sale of Sandy Creek ownership interest	—	(13)	—	(13)	—	(13)
Gain on sale of Oyster Creek ownership interest	—	(11)	—	(11)	—	(11)
Gain on sale of Rolling Hills	(57)	—	—	(57)	—	(57)
Mark-to-market	(105)	(45)	3	(147)	—	(147)

Adjusted EBITDA (2)	$670	$160	$140	$970	$(130)	$840

2008 CASH FLOW ESTIMATES (1) (3)
(IN MILLIONS)

	GEN	OTHER	Total

Adjusted EBITDA (2)	$970	$(130)	$840
Cash Interest Payments	—	(430)	(430)
Cash Tax Payments	—	(15)	(15)
Collateral	(15)	—	(15)
Working Capital / Other Changes	(25)	40	15

Adjusted Cash Flow from Operations (4)	930	(535)	395
Maintenance Capital Expenditures	(155)	(15)	(170)
Environmental Capital Expenditures	(200)	—	(200)

Adjusted Free Cash Flow (4)	$575	$(550)	$25

Net cash used in Investing Activities			$(170)

Net cash provided by Financing Activities			$150

(1)

2008 estimates are based on quoted forward commodity price curves as of October 7, 2008. Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Reduced 2008 and forward EBITDA or free cash flow could result from potential divestitures of (a) non-core assets where the earnings potential is limited, or (b) assets where the value that can be captured through a divestiture is believed to outweigh the benefits of continuing to own or operate such assets. Divestitures could also result in impairment charges.

(2)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on November 6, 2008 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation

	GEN - MW	GEN - WE	GEN - NE	Total GEN	OTHER	Total

Operating income (loss)	$617	$132	$77	$826	$(146)	$680
Losses from unconsolidated investments	—	(8)	—	(8)	(11)	(19)
Other items, net	—	5	5	10	74	84
Add: Depreciation and amortization expense	215	100	55	370	10	380

EBITDA	$832	$229	$137	$1,198	$(73)	$1,125

(3)	This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.

(4)

Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on November 6, 2008 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	GEN	OTHER	Total

Cash Flow from Operations	$920	$(550)	$370
Legal and regulatory payments	10	15	25

Adjusted Cash Flow from Operations	930	(535)	395
Maintenance capital expenditures	(155)	(15)	(170)
Environmental capital expenditures	(200)	—	(200)

Adjusted Free Cash Flow	$575	$(550)	$25

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